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                                                                    EXHIBIT 10.2

                                 TBC CORPORATION

                           DIRECTOR'S FEES RESOLUTIONS
                          ADOPTED BY BOARD OF DIRECTORS

                                  JULY 1, 2005

      RESOLVED, that effective July 1, 2005, the annual retainer payable to directors who are not employees of the Company shall be fixed at $30,000.

      FURTHER RESOLVED, that beginning with the 2006 Annual Meeting of Stockholders, (i) each director who is not an employee of the Company shall be granted 1,000 restricted shares of TBC Common Stock on the date of each Annual Meeting, and (ii) no further tandem options shall be granted to directors.

      FURTHER RESOLVED, that in order to give effect to the preceding resolution, Section 10(a) of the 1989 Stock Incentive Plan (the "Plan") shall be, and it is hereby, amended to read as follows:

      "(a) Grant of Restricted Shares to Eligible Directors. On the date of the 1989 Meeting and on the date of each Meeting thereafter while the Plan is in effect (each such date is hereinafter referred to as a "Grant Date"), each then Eligible Director shall be granted (i) in the case of Grant Dates prior to 2003, a number of Restricted Shares determined by dividing $5,000 by the Fair Market Value of a Share on the Grant Date (rounded to the nearest whole Share); (ii) in the case of Grant Dates occurring in 2003, 2004, and 2005, a number of Restricted Shares determined by dividing $10,000 by the Fair Market Value of a Share on the Grant Date (rounded to the nearest whole Share); and (iii) beginning with the Grant Date occurring in 2006 and on each Grant Date thereafter, 1,000 Restricted Shares."

and the first sentence of Section 10(d) of the Plan shall be amended to read as follows:

      "(d) Grant of Non-Statutory Stock Options to Eligible Directors. The Company shall grant to the Eligible Director in tandem with each Restricted Share granted prior to 2006 pursuant to Section 10(a) four (4) Nonqualified Stock Options ("Tandem Options") subject to the following terms and conditions:"